AMERICAN UNITED GLOBAL, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                            YEAR ENDED JULY 31, 2000
                                  (unaudited)






                                                                                LESS:                                PRO FORMA
                                                       CONSOLIDATED            WESTERN                              CONSOLIDATED
                                                           TOTAL                POWER             ADJUSTMENTS           TOTAL
                                                        ---------------------------------------------------------------------------

Revenues                                                155,637,000          155,637,000

Cost of revenues                                        144,099,000          144,099,000
                                                       ----------------------------------------------------------------------------
     Gross profit                                        11,538,000           11,538,000

Selling, general and administrative expenses             14,474,000           13,534,000                                  940,000

Operating loss                                           (2,936,000)          (1,996,000)                                (940,000)

Gain on sale of patent                                     (240,000)                                                     (240,000)
Loss on transfer of Western shares                       (1,434,000)                                1,434,000                  -
Other income                                             (1,646,000)          (1,646,000)
Interest expense                                          6,307,000            6,069,000                                  238,000
                                                       ----------------------------------------------------------------------------
Loss from continuing operations before
income taxes, equity in loss of unconsolidated
subsidiary and minority interest                         (8,791,000)          (6,419,000)           1,434,000            (938,000)


Provision for income taxes                                  779,000              779,000
Equity in loss of Western Power & Equipment Corp.                                                   2,634,000           2,634,000
Equity in loss of unconsolidated subsidiary                 364,000                                                       364,000
Minority interest in loss of consolidated subsidiary      2,904,000                                (2,904,000)                  -
                                                       ----------------------------------------------------------------------------
     Net loss                                            (7,030,000)          (7,198,000)          (4,104,000)         (3,936,000)
                                                       ============================================================================


                          AMERICAN UNITED GLOBAL, INC.
                             PRO FORMA BALANCE SHEET
                                  JULY 31, 2000
                                  (unaudited)




                                                                                       LESS:                           PRO FORMA
                                                               CONSOLIDATED           WESTERN                        CONSOLIDATED
                                                                  TOTAL                POWER            ADJUSTMENTS      TOTAL
                                                        ---------------------------------------------------------------------------
Cash and cash equivalents                                           1,281,000           824,000                           457,000
Investment in marketable securities                                 3,629,000                                           3,629,000
Accounts receivable, net                                           17,347,000        17,347,000
Inventories                                                        58,297,000        58,297,000                                -
Prepaid expenses and other receivables                                478,000           210,000                           268,000
Deferred tax asset                                                  2,273,000         2,273,000                                -
Receivable from Chairman                                              299,000                                             299,000
Note receivable                                                     1,161,000                                           1,161,000
Income tax receivable                                                                   400,000           400,000              -
                                                       ----------------------------------------------------------------------------
     Total current assets                                          84,765,000        79,351,000           400,000       5,814,000
Property and equipment, net                                         9,450,000         9,450,000                                 -
Rental equipment fleet, net                                        26,076,000        26,076,000
Leased equipment fleet                                              4,975,000         4,975,000
Goodwill, net                                                       2,858,000         2,858,000                                 -
Investment in Western Power & Equipment Corp.
                                                                            -                           5,284,000       5,284,000
Other assets                                                          425,000                                             425,000
                                                       ----------------------------------------------------------------------------
    Total non-current assets                                       43,784,000        43,359,000         5,284,000       5,709,000
                                                       ----------------------------------------------------------------------------
                                                                  128,549,000       122,710,000         5,684,000      11,523,000
                                                       ============================================================================
Borrowings under floor financing lines                             14,768,000        14,768,000                                 -
Short term borrowings                                              69,171,000        67,671,000                         1,500,000
Current portion of capital lease obligations                           17,000            17,000                                 -
Accounts payable                                                   10,810,000        10,730,000                            80,000
Accrued liabilities                                                 5,097,000         2,074,000        (1,434,000)      1,589,000
Income taxes payable                                               581,000.00                             400,000         981,000
Due to shareholders                                                 1,900,000                          (1,900,000)              -
                                                        ---------------------------------------------------------------------------
     Total current liabilities                                    102,344,000        95,260,000        (2,934,000)      4,150,000

Long term borrowings                                                   28,000            28,000                                 -
Capital lease obligations, net of current portion                   4,786,000         4,786,000                                 -
Deferred taxes                                                      2,273,000         2,273,000                                 -
Deferred lease income                                               5,982,000         5,982,000                                 -
                                                       ----------------------------------------------------------------------------
     Total non-current liabilities                                 13,069,000        13,069,000                 -               -

Minority interest                                                   5,763,000                          (5,763,000)              -

Series B-1 preferred stock                                              4,000                                               4,000
Common stock                                                          121,000             4,000             4,000         121,000
Contributed capital                                                50,274,000        16,005,000        16,005,000      50,274,000
Treasury stock of subsidiary                                                -        (1,168,000)       (1,168,000)              -
Accumulated other comprehensive income                              1,284,000                                           1,284,000
Retained deficit                                                  (44,310,000)         (460,000)         (460,000)    (44,310,000)
                                                       ----------------------------------------------------------------------------
          Total shareholders' equity                                7,373,000        14,381,000        14,381,000       7,373,000
                                                       ----------------------------------------------------------------------------
                                                                  128,549,000       122,710,000         5,684,000      11,523,000
                                                       ============================================================================

                          AMERICAN UNITED GLOBAL, INC.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

                                   (UNAUDITED)

                                  JULY 31, 2000






1. On November 1, 2000, the company distributed 777,414 shares of Western common stock to the claims administrator for claimant shareholders pursuant to the final settlement of the shareholder class action approved by the court on October 24, 2000. This reduced the percentage of Western common stock owned by the company from approximately 61% to approximately 36% and, therefore, the results of operations of Western are no longer consolidated with those of the company but rather will be reported on the equity method from November 1, 2000.

     The pro forma Statement of Operations assumes this transaction took place effective August 1, 1999, the first day of fiscal 2000. As a result, the proportionate share of Western's results of operations is reflected in these pro forma financial statements under the caption Equity in Loss of western Power & Equipment Corp.

     The pro forma Balance Sheet assumes this transaction took place effective July 31, 2000, the last day of fiscal 2000. As a result, the AUGI investment in Western, as adjusted, is reflected in the caption Investment in Western Power & Equipment Corp.



2. The loss on transfer  of the  777,414  Western  common  shares of  $1,434,000 mentioned above has been retroactively reflected in the opening balance of retained deficit as of August 1, 1999 and the minority interest in Western has been eliminated as at August 1, 1999.